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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 29, 2002, except as to Note 14 as to which the date is February 14, 2002, in the Registration Statement (Form S-4 No. 33-00000) and related Prospectus of TSI Telecommunication Holdings, LLC, TSI Telecommunication Services Inc., TSI Telecommunication Holdings, Inc., TSI Networks Inc. and TSI Finance Inc. for the offer to exchange $245,000,000 of 12.75% Senior Subordinated Notes.

                      /s/ Ernst & Young LLP

Tampa, Florida
May 10, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS